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EXHIBIT 10.03

                       OPERATING AGREEMENT

     THIS AGREEMENT, entered into by and between MOUNTAINEER GAS TRANSMISSION, [NC., a corporation, whose place of business is 408 37th Street, Parkersburg, WV 26101, herein designated and referred to as "OPERATOR" and WASATCH PHARMACEUTICAL, INC. whose office and place of business is located at 714 East 7200 South, Midvale, UT. 84047 herein designated and referred to as "NONOPERATOR" .

WITNESSETH

     WHEREAS, the parties hereto desire to enter into an agreement for the operating and management of Fifty (50) number of oil and gas wells as listed and described on Exhibit A attached, hereinafter referred to as WELLS and provide that the OPERATOR shall have exclusive charge of, control and supervision of, all operations of every kind to be conducted on the WELLS for the production, treating, handling, and deliveries of oil and gas, and other minerals therefrom, as well as the operating expenses and other charges in connection with such operations.

     NOW THEREFORE, for and in consideration of the promises and the mutual covenants and agreements herein contained, the parties hereto agree, as follows:

1.

DUTIES OF THE OPERATOR

     A. OPERATOR shall have full direction, management, supervision and control of the WELLS subjected hereto and subject to the provisions hereof and shall conduct and manage the development and operation of said WELLS for the production of oil and/or gas for the joint account of the parties hereof.

     B. The number of employees, the selection of such employees, the hours of labor, and the compensation for services to be paid any and all such employees shall be determined by OPERATOR, and all such employees shall be the employees of OPERATOR.

     C. The OPERATOR herein is an independent contractor and all purchases, including labor and outside well servicing contracts, shall be in the name of the OPERATOR, and the selection of same shall be at the sole discretion of the OPERATOR.

     D. OPERATOR shall keep an accurate record showing the actual costs and expenses incurred and charges made and all credits and returns made and received, which record shall be available at all reasonable times during normal business hours for the consideration, examination, and inspection of the NONOPERATOR or their representatives.

     E. It is expressly understood that all marketing agreements, contracts, and division orders for the sale of oil and gas and other products produced hereunder shall be made and executed by OPERATOR. OPERATOR is hereby granted power of attorney for NONOPERATOR and is hereby authorized to sign on behalf of NONOPERATOR any documents necessary to market oil and gas or other products. OPERATOR shall have authority to do all things customary to deliveries and other functions incident thereto under such marketing agreements.

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     F. OPERATOR is hereby authorized to withhold from production receipts, any expenses incurred by the OPERATOR including, but not limited to, operating fees, extraordinary expenses, and state severance taxes. OPERATOR will, within thirty (30) days following receipt of production income, mail to NONOPERATOR, its proportionate part after expenses have been deducted as well as a breakdown of the income and expenses. NONOPERATOR shall have thirty (30) days following receipt of such information to question mistakes in either income or expenses. If no question is pointed out to OPERATOR in writing, within thirty
(30) days, the income and expenses will be considered correct and acceptable by NONOPERATOR and no further liability shall attach to OPERATOR regardless of the circumstances. This provision does not relieve OPERATOR from the exercise of proper care and diligence in the accounting and preparation of all statements and checks for NON-OPERATOR.

     G. OPERATOR shall carry general liability insurance on its operations for services it renders to the WELLS operated hereunder as is reasonable and prudent in the OPERATOR'S discretion and which currently is:

     1. General Public Liability in an amount not less than $1.000.000.00 for injuries in any one accident and $2.000.000.00 for injuries in the aggregate.

     2. Automotive Public Liability and Property Damage in an amount not less than $1.000.000.00 for bodily injury and property damage combined single limit.

     3. A copy of such insurance certificate shall be furnished to NONOPERATOR upon request.

     H. OPERATOR shall comply with all applicable Federal and State Laws and all applicable rules and regulations of Federal and State Governmental Agencies having jurisdiction.

     I. NONOPERATOR shall be furnished by OPERATOR upon request, at reasonable times during normal business hours, the following:

     1. Access to the WELLS to inspect operations hereunder.

     2. The right to inspect all geological and engineering information in OPERATOR'S possession or control specifically relating to the properties operated hereunder.

     3. The right to inspect at all reasonable times the OPERATOR'S books, records and invoices pertaining to the wells covered by this agreement; provided, however, that NONOPERATOR shall furnish OPERATOR with written notice of intention to inspect, providing OPERATOR a list of the items to be inspected and a list of at least three dates from which to select one and with none sooner than ten (10) days of NONOPERATOR'S arrival.

     J. The judgment and discretion of OPERATOR exercised in good faith shall be the limit of the liability of OPERATOR to the other party hereto, and OPERATOR shall never be liable to the other park hereto for any act done or omitted to be done in good faith in the performance of any provisions of this agreement. OPERATOR shall not be liable to NON-OPERATOR hereto for any failure to perform or for any loss caused by strikes, riots, fires, tornadoes, floods, theft, spills, or any other causes whether of like character or not, beyond the control of the OPERATOR and which the exercise of reasonable diligence could not avoid.


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II.

OBLIGATIONS OF NONOPERATOR

     A. NONOPERATOR hereby grants OPERATOR the right to deduct from production income its prorata share of all operating expenses including normal operating expenses and extraordinary expenses. NONOPERATOR agrees that extraordinary expenses are limited as outlined in Paragraph III (A) except in the case where work is ordered by a State or Federal agency having jurisdiction. If such work is ordered, the OPERATOR is required to comply to the order and NONOPERATOR grants OPERATOR the right to deduct the cost of said work from production income. OPERATOR shall have the right to aggregate revenue from all wells listed herein and shall have the right to use the aggregated funds to offset any operating fees and expenses owned from the wells. In the event any expenses are not covered by the most current production revenue, OPERATOR may elect to invoice the NONOPERATOR at the address listed herein and the NON-OPERATOR shall promptly pay the outstanding balance. To secure the payment of the proportionate part owing by NONOPERATOR, said NONOPERATOR hereby grants the OPERATOR a lien upon such NONOPERATOR'S interest in the wells, the production therefrom and on all fixtures, improvements, or personal property now or hereafter located on the lease as security for payment of the costs and expenses chargeable to it. OPERATOR shall have the right to bring any action of law necessary to enforce collection of such indebtedness with or without foreclosure of such lien. In addition, upon default by the NONOPERATOR shall have the right to collect and receive from the purchaser or purchasers the proceeds of such NONOPERATOR'S share of oil and/or gas productions until paid. Each such purchaser shall be entitled to rely upon OPERATOR'S statement concerning the existence and amount of any such default. The rights granted to OPERATOR in this paragraph shall not be construed as exclusive remedies, but shall be in addition to the rights, privileges and remedies afforded OPERATOR by other provisions of the
agreement and by law.  (See Exhibit "B")   G.V.H.

     B. Because of the uncertainty of variable well conditions, ownership interests, and the necessity of relying on facts and information supplied by others, the NON-OPERATOR agrees that the OPERATOR shall not be held responsible for the use of such information. OPERATOR shall use its best efforts in gathering and interpreting such information, but the NONOPERATOR shall wholly indemnify the OPERATOR against any liability whatsoever which may arise from the use of or interpretation of said information including, but not limited to, the lack of such information.

     C. Consideration payable by NONOPERATOR to OPERATOR for the services rendered by OPERATOR hereunder shall be as follows:

     1. $225.00 per active well per month or any part thereof as compensation for well tending and revenue distribution services provided under this contract.

     2. $45.00 per hour or any part thereof for services of an engineer and/or geologist required in excess and beyond the scope of normal and routine prudent lease operations plus all mileage, transportation expense, and out-of-pocket traveling expenses for such personnel if required to travel more than 50 miles from OPERATOR'S base of operations.





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     3. $38.00 per hour or any part thereof for services of a supervisor required at a well site for the field supervision of any well to be worked on, plus all mileage, transportation expense, and outofpocket traveling expenses for such personnel if required to travel more than 50 miles from OPERATOR'S base of operations.

     4. Material, equipment, supplies, taxes, utilities and third-party contract services purchased, procured or contracted for the development and operation of the WELLS shall be charged to the account of the NONOPERATOR at the rate of actual cost plus 15% and shall be billed or deducted as outlined in PARAGRAPH II (A).

     5. The charges for services, which include but are not limited to, rigs, trucks, dozers, laborers, etc..., provided by OPERATOR shall be the same as OPERATOR charges other clients and nonoperators for like services.

     6. Distribution is limited to payment of royalties and overrides, State of West Virginia severance taxes and no more than one check to NONOPERATOR Additional checks and computations will be billed at prevailing rates. There will be no additional charge for collecting, computing and paying severance taxes provided the wells are in production and operating fees are earned and paid. In the case of unearned or unpaid operating fees and non-producing wells, a $50.00 per well service charge will apply.

     7. OPERATOR is not required to collect or pay personal property tax. However, OPERATOR may elect to complete the returns on behalf of the NONOPERATOR on a best effort basis, and forward the returns to NONOPERATOR for payment. There will be no additional charge for this service provided the wells are in production and operating fees are earned and paid. In the case of unearned or unpaid fees and non-producing wells, a $50.00 per well service charge will apply.

     D. In addition to the foregoing, OPERATOR shall be reimbursed for the following:

     1. Legal and accounting expenses occurring outside the scope of normal well operations.

     2. Mileage and/or transportation expense of employees over and above normal well operations.

     3. All telephone, telegraph and facsimile expense attributable to operations of the property.

     4. $82.50 per year per well to help defray the cost of the General Public Liability Policy in place with coverage on herein mentioned wells.

     E. Normal and routine well operations are defined as those operations which are performed by the well tender during his normal work day which include the changing of charts, pressure regulation, and flowing, and which do not affect or change the characteristics of a well bore or the location upon which the wells are situated. Such functions as deepening, plugging back, squeezing, perforating, fracturing, acidizing, rig work, dozer work, repairs to equipment or any other operation of a similar nature are classified as beyond normal routine operations.




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     F. The above specific rates of compensation may be amended from time to time by notice from the OPERATOR to the NONOPERATOR if, in practice, they are found to be insufficient or in excess of the prevailing rates for the area. The operating fees as stipulated herein shall be adjusted on a annual basis for the term of this agreement by an increase of 4%, beginning on the first anniversary of the effective date of this agreement.

III.

GENERAL TERMS AND CONDITIONS

     A. Without first obtaining the approval of the NONOPERATOR, no expenditure shall be made by OPERATOR in operating the WELLS or for capital investment in excess of $1.000.00 for any one well in any one calendar month except in connection with an order from a State or Federal agency as herein detailed in Paragraph II (A). This shall not, however, prevent OPERATOR from taking such action on behalf of all parties as a prudent OPERATOR would take in case of emergency such as fire, blowout, flood or the like, where immediate consent of NON-OPERATOR cannot be obtained.

     B. OPERATOR will not plug, sell for salvage nor abandon any well without first obtaining approval of the NONOPERATOR unless ordered to do so by a governmental agency having jurisdiction.

     C. This contract is entered into and shall be deemed effective upon completion of the first well and shall supersede any and all understandings of the parties with respect to the subject matter hereof The term of this contract shall be for ten (10) years, and shall be automatically extended for like terms.

     D. The rights and liabilities of the parties hereunder shall be individual and not joint or collective. Each party hereto shall be responsible only for its proportionate share of the cost of developing and operating the wells subjected hereto. It is the express purpose and intention of the parties hereto that their ownership in the wells shall be as tenants in common, and it is hereby expressly agreed that it is not the purpose or intention of this agreement to create as between the parties a partnership, nor shall same be construed as creating any mining partnership, commercial partnership or other partnership relation, nor shall the operations of the respective parties hereunder be considered or construed as a joint venture. Whenever any term is used herein, the parties hereto use such language merely as a convenient method of referring to the accounting necessary between them, and no such phraseology shall ever be construed as creating any joint liability upon the part of the parties hereto for any obligation incurred under this agreement or as setting apart or as creating a common fund for any other purpose. Each of the parties hereto recognizes that its rights and liabilities hereunder are individual, and are binding upon themselves, their heirs, assigns, and successors of interest.

     E. OPERATOR has the right to comingle funds from the production of oil and gas from the WELLS with other funds under the control of the OPERATOR. OPERATOR shall provide a statement each month to the NON-OPERATOR detailing all revenue and expenses associated with the wells listed herein.





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IV.

CHANGES OF OWNERSHIP;  NOTICES, BINDING EFFECT

     A. All notices, change, of ownership notice, reports and correspondence permitted or required to be given to any party hereunder, except as otherwise specifically provided herein, shall be given in writing by U.S. Mail or by over-night carrier, postage or charges prepaid, addressed to the party to whom such notice is given at the address listed herein, or as such address may be changed in accordance with the provisions hereof.

     B. The originating notice unless sent by registered mail to be given under any provision hereof shall be deemed given only when received by the party to whom such notice is directed, and the time for such party to give any response thereto shall run from the date the originating notice is received. The second or any subsequent responsive notice shall be deemed given when deposited in the U.S. Main.

     C. Any party hereto shall have the right to change its address for the purposes of this agreement by notifying the other party hereto in writing of such change of address and such change shall be effective upon receipt of such notification by all parties hereto.

     D. This contract shall be binding upon the parties hereto and their heirs, successors and assigns. Any sale by the NONOPERATOR of all or any part of its interest in the wells subjected hereto shall be made expressly subject to this agreement and the terms, conditions and stipulations of this agreement shall extend to the respective heirs, executors, administrators, successors, and assigns of the NONOPERATOR herein.

     E. This is the entire agreement between the parties, no other terms or conditions are expressed or implied and any waiver of a condition of this agreement does not constitute a waiver of any other condition set forth herein. Any waiver granted hereunder shall not be considered a permanent waiver, and may be revoked at any times unless said waiver is written and signed by a corporate officer of the OPERATOR.

     F. This Agreement is not assignable without the expressed written consent of the OPERATOR.

     This agreement shall be governed and enforced under the laws of the State of West Virginia.

V.
     EXECUTED IN counterparts and execution by any one of the parties hereto is the same as if all the parties had executed the one and same instrument, this 20th day of November, 1996.

MOUNTAINEER GAS TRANSMISSION, INC.

/S/ P.A. Tanzey                        /S/ Sherry Leavitt, Sec.
----------------------------           -----------------------
Its Agent                              Witness


/S/ Gary V. Heesch                     /S/ David K. Giles
----------------------------           -----------------------
NONOPERATOR                           Witness
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                           EXHIBIT "A"

     WELL NAME                  API NO.
     ---------                  -------
1.   Baker #2                   47-073-1830
2.   Ball #1A                   47-073-1873
4.   Blouir #1                  47-073-1819
5.   Blouir #2                  47-073-1941
6.   Bumgardner #1              47-073-1755
7.   Bumgardner #3              47-073-1949
8.   Byers #1                   47-085-5928
10.  Chichester #1X             47-107-0604
12.  Cokeley #2                 47-073-1824
13.  Cokeley #3                 47-073-1829
14.  Cokeley #4                 47-073-1881
15.  Corbitt #2                 47-073-1807
16.  Corbitt #3                 47-073-1795
17.  Corbitt #4                 47-073-1796
18.  Corbitt #6                 47-073-1794
19.  Corbitt #7                 47-073-1801
20.  D. Wingrove                47-107-1141
21.  Elliott #2                 47-073-1820
22.  Elliott #3                 47-073-1846
23.  Fauss #1                   47-107-1133
24.  Fauss #2                   47-107-1134
25.  Fell Heirs #1              47-073-1095
27.  F. Smith #1                47-073-1841
28.  Green #1                   47-073-1725
29.  Green #5                   47-073-1833
30.  Higgins #1                 47-073-1754
31.  Jackson #10                47-085-6569
32.  Jackson #13                47-085-6560
33.  Jackson #1X                47-107-0664
34.  Jackson #20                47-085-5868
35.  Jackson #3                 47-085-6248
36.  Jackson #4                 47-085-5642
37.  Jackson #6                 47-085-6346
38.  Jackson #7                 47-085-6545
40.  J. Fulmer #1               47-073-1784
41.  J. Fulmer #2               47-073-1828
42.  J. Rolston #1              47-073-1782
43.  Lambert #1                 47-085-6636
44.  Mees #1                    47-073-1435
45.  Mees #2                    47-073-2010
46.  Morlan #1                  47-107-1132
47.  M. Wingrove #1             47-107-1140
48.  Rogers #1                  47-073-1785
49.  Sharp #7                   47-107-1131
50.  Westbrook #1               47-073-1785
51.  Westbrook #2               47-073-1811
52.  Willingham #1              47-073-1919
53.  Nay #1                     47-085-5858
54.  Matheney #2                47-073-1638
55.  Scadden #1                 47-085-6648





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                            EXHIBIT B

The invoicing of the NONOPERATOR by the OPERATOR for any such expenses and/or non payment for such billing not covered by the current production will be deducted from any future production revenues.